EXHIBIT 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

July 30, 2009

YRC Worldwide Reports Second Quarter 2009 Results

•	Finalized Bank Amendment Represents another Step in the Company’s Comprehensive Plan

•	Core Operating Results Showing Sequential Improvement

OVERLAND PARK, KAN. — YRC Worldwide Inc. (NASDAQ: YRCW) today reported its results for the second quarter and provided an update on its comprehensive plan. For the quarter, the company announced a loss per share of $3.53, excluding significant charges as detailed below, and a loss per share of $5.20 when including the charges. By comparison, the company reported earnings per share in the second quarter of 2008 of $.23, when excluding a curtailment gain related to the harmonization of retirement plans across the company for its non-contractual employees, and earnings per share of $.62 when including the curtailment gain.

“The second quarter was focused on executing our comprehensive plan to realize efficiencies from the YRC integration, restore financial strength and position our operating companies for future success,” stated Bill Zollars, Chairman, President and CEO of YRC Worldwide. “As a result of the March integration of Yellow and Roadway, the further rightsizing of our networks in relation to volumes and the overall economic environment, we recorded some significant charges that we believe are not reflective of the underlying operating results of our company. Although we will continue to enhance the efficiencies of our networks, we do not expect to record charges of this magnitude going forward.”

Summary of Second Quarter Results

The following table provides a reconciliation of our loss before taxes, as reported, to our loss before taxes, excluding significant charges, for the second quarter of 2009. See footnotes at the end of this release for further information.

	Pre-Tax Amount	Amount Per Share(3)
	(in millions)	(net of tax)
Loss as reported	$(369)	$(5.20)
Workers’ compensation accrual adjustments	(33)	(0.46)
Rerate adjustments	(12)	(0.16)
Bad debt and other reserve accruals	(13)	(0.18)
Integration impact	(21)	(0.29)
Reorganization costs and gains on property disposals	(14)	(0.20)
Equity investment impairment (noncash)	(30)	(0.51)
Union employee stock awards	9	0.13

Significant charges(1)	(114)	(1.67)

Loss excluding significant charges(2)	$(255)	$(3.53)

YRC Worldwide also reported aggregated cash and available unused capacity under the credit facilities of $218 million at June 30, 2009, including $165 million of cash and cash equivalents. In addition, the company had $95 million in the revolver reserve created pursuant to the company’s credit agreement at June 30, 2009. The company completed $127 million of sale and financing leaseback transactions and closed on $14 million of excess properties during the second quarter.

The equity investment impairment of $30 million noted in the significant charges table related entirely to the company’s August 2008 65% investment in Shanghai Jiayu Logisitics, one of the largest providers of truckload and less-than-truckload ground transportation services in China. This write-down was primarily a result of the declining economy in China and around the world.

Segment Information

Key segment information for the second quarter 2009 compared to the second quarter 2008 included:

•

YRC National Transportation total shipments per day down 37.1% and total tonnage per day down 39.4%. The company continues to right size its network to support current and future shipment volumes. Total revenue per hundredweight, including fuel surcharge, down 13.1%, when adjusting for rerates of $12 million not attributed to the second quarter revenue, and down 14.2% without adjusting for these items. Excluding fuel surcharge and adjusted for $12 million in rerates, total revenue per hundredweight for YRC National Transportation was down about 1.5%.

•

YRC Regional Transportation total shipments per day down 22.0% and total tonnage per day down 26.4%. Total revenue per hundredweight, including fuel surcharge, down 11.9%. Excluding fuel surcharge, total revenue per hundredweight for YRC Regional Transportation was down about one percent.

“We continue to win new business, and customers have returned shipments to our networks, though it has not happened as quickly or at the levels we were initially expecting,” said Zollars. “Although misinformation about our financial stability creates noise in the marketplace, many of our key customers stand firmly behind our plans and show their support with their business every day. We believe that as we continue to make significant progress on our plans, the tremendous support of our employees, lenders and other stakeholders can provide all of our customers with the confidence they need to completely return.”

Additional statistical information is available on the company’s website at yrcw.com under Investors, Earnings Releases & Operating Statistics.

Comprehensive Plan Update

YRC Worldwide also announced today additional progress in its comprehensive plan to realize efficiencies from the YRC integration, restore financial strength, and position its operating companies for future success. The company’s progress report includes updates on subsequent events since the close of the June 30, 2009 reporting period. These events focus on three key areas of its comprehensive plan.

Bank Amendment

The company finalized today an amendment to its credit agreement with its lender group. The amendment eliminates the third quarter 2009 earnings before interest, taxes, depreciation and amortization (EBITDA) covenant and establishes a fourth quarter 2009 EBITDA covenant of $15 million and a first quarter 2010 EBITDA covenant of $20 million. Also, under the amendment, the company can retain 100% of asset sales between July 31, 2009 and August 31, 2009, up to $50 million (subject to certain conditions) and the minimum liquidity covenant during that same period has been eliminated. The company and its lenders continue active dialogue in regard to the company’s progress on its strategic actions and will evaluate the need for longer-term modifications to the credit agreement.

“We have continued to receive support from our lenders as we manage through this severe economic downturn and the implementation of our recovery plan,” stated Tim Wicks, Executive Vice President and CFO of YRC Worldwide. “We believe their actions demonstrate their belief in the value of this company and its potential as the benefits of our strategic plans become more reflective in our results.”

Pension Fund Progress

YRC Worldwide has reached agreement with the company’s International Brotherhood of Teamsters (“IBT”) multi-employer defined benefit pension funds to provide certain of the company’s real estate as collateral in lieu of pension contribution payments during the second quarter. The company previously announced that it had finalized agreements with funds totaling $94 million, and the remaining funds have joined as participants in the same agreement for a total deferral of $128 million.

Teamsters Voting on Contract Modifications

The company’s employees represented by the IBT are currently voting on modifying our labor agreement, and the results of the vote are expected in early August. Upon ratification of the modification, the company expects an immediate benefit to monthly operating income and cash flow of approximately $45 million per month, increasing to $50 million per month in 2010.

Outlook

The company expects gross capital expenditures of about $65 million in 2009 and over $100 million of cash proceeds from sales of excess properties. Sale and financing leaseback transactions are expected to generate over $300 million of cash proceeds in 2009. Excluding payments related to sale and financing leaseback transactions, we expect interest expense of approximately $35 to $40 million in the third quarter of 2009.

“We have seen signs of encouragement in the economy including stabilization in our absolute volumes, though we think it is too early to confirm that this is the bottom of the recession,” Zollars stated. “We remain optimistic that economic improvement could happen earlier than expected but we do not have it reflected in our financial plans until we progress through 2010.”

Review of Financial Results

YRC Worldwide Inc. will host a conference call for shareholders and the investment community today beginning at 4:30pm ET, 3:30pm CT.

The conference call will be open to listeners via the YRC Worldwide Internet site yrcw.com. An audio playback will be available after the call also via the YRC Worldwide web site.

* * * * *

(1)

These significant charges primarily resulted from the company’s internal initiatives to enhance its position in the market (including the integration of the company’s Yellow Transportation and Roadway networks and footprint changes to its Holland network), reserve accruals and an equity investment impairment arising from the extreme economic conditions. Management excludes these charges when evaluating core performance of its operations.

(2)

The loss excluding significant charges is considered a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. In evaluating our net loss excluding significant charges, you should be aware that we may incur charges and other items such as those identified in the table above. Our presentation of net loss excluding significant charges should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. Our net loss excluding significant charges should not be considered in isolation or as a better measurement than the loss as reported in accordance with generally accepted accounting principles.

(3)

Loss per share, net income (loss) and amounts per share presented in this release and the accompanying financial statements are preliminary and are subject to change in the company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2009 when it is filed with the Securities and Exchange Commission (“SEC”) based upon changes to the income tax provision (benefit) in the company’s statement of consolidated operations for the three months ended June 30, 2009. The income tax provision (benefit) for this period has been determined, in part, based on the company’s current forecast and forecasted tax rate. These forecasts are subject to varying assumptions, including various economic activity assumptions and the other factors listed in the Forward-Looking Statements section below. Updates to these forecasts prior to the filing of the company’s Form 10-Q could result in changes to the income tax provision (benefit) and the resulting changes to the loss per share, net income (loss) and amounts per share presented in this release and the accompanying Statement of Operations for the three months ended June 30, 2009, prepaid expenses and other, deferred income taxes, net, and retained earnings (deficit) in the Consolidated Balance Sheet at June 30, 2009 and net loss, deferred income tax benefit, net, other operating assets and other operating liabilities in the Statement of Consolidated Cash Flows for the three months ended June 30, 2009.

Forward-Looking Statements:

This news release and statements made on the conference call for shareholders and the investment community contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “expected,” “should,” “will,” “can,” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (among others) inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, including (without limitation) those cost reduction opportunities arising from the integration of the Yellow Transportation and Roadway networks, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the company’s reports filed with the SEC, including the company’s Annual Report on Form 10-K for the year ended December 31, 2008.

The company’s expectations regarding its cost reductions and operating income and service improvements, including the effectiveness of the integration of the company’s national networks in responding to the economy, and the timing of achieving that improvement, could differ materially from those projected in such forward-looking statements based on a number of factors, including (among others) the factors identified in the immediately preceding paragraph, the ability to identify and implement cost reductions in the time frame needed to achieve these expectations, the success of the company’s operating plans, the need to spend additional capital to implement cost reduction opportunities, including (without limitation) to terminate, amend or renegotiate prior contractual commitments, the accuracy of the company’s estimates of its spending requirements, changes in the company’s strategic direction, the need to replace any unanticipated losses in capital assets, approval of the affected unionized employees of changes needed to complete the integration under the company’s union agreements, the readiness of employees to utilize new combined processes, the effectiveness of deploying existing technology necessary to facilitate the combination of processes, the ability of the company to receive expected price for its services and customer acceptance of those services.

The company’s expectations regarding the expected monthly benefits to operating income and cash flow resulting from the modification to its labor agreement are only its expectations regarding these matters. Actual savings will be determined by actual levels of employment. In addition, a number of Teamster bargaining units and bargaining units represented by other unions are not subject to our labor agreement, known as the National Master Freight Agreement. The Company’s estimates of cost savings also assumes that a significant number of these additional bargaining units ratify similar proposals.

The company’s expectations regarding future asset dispositions and sale and financing leasebacks of real estate (including the expectation of the receipt in 2009 of over $100 million in sales proceeds from excess properties and over $300 million in proceeds from sale and financing leaseback transactions) are only its expectations regarding these matters. Actual dispositions and sale and financing leasebacks will be determined by the availability of capital and willing buyers and counterparties in the market and the outcome of discussions to enter into and close any such transactions on negotiated terms and conditions, including (without limitation) usual and ordinary closing conditions such as favorable title reports or opinions and favorable environmental assessments of specific properties.

The company’s expectations regarding its gross capital expenditures are only its expectations regarding these items. Actual expenditures could differ materially based on a number of factors, including (among others) the factors identified in the preceding paragraphs.

The company’s expectations regarding its interest expense are only its expectations regarding this expense. Actual interest expense could differ based on a number of factors, including (among others) the company’s revenue and profitability results and the factors that affect revenue and profitability results (including the risk factors that are from time to time included in the company’s reports filed with the SEC, including the company’s annual report on Form 10-K for the year ended December 31, 2008), the amount and character of, and the interest rate on, the company’s outstanding debt and any financings the company may enter into in the future and lease expense for sale/leasebacks treated as interest.

* * * * *

YRC Worldwide Inc., a Fortune 500 company and one of the largest transportation service providers in the world, is the holding company for a portfolio of successful brands including YRC, YRC Reimer, YRC Glen Moore, YRC Logistics, New Penn, Holland and Reddaway. YRC Worldwide has the largest, most comprehensive network in North America with local, regional, national and international capabilities. Through its team of experienced service professionals, YRC Worldwide offers industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence. The company is headquartered in Overland Park, Kan.

Investor Contact:	Sheila Taylor	Media Contact:	Suzanne Dawson
	YRC Worldwide Inc.		Linden Alschuler & Kaplan
	913.696.6108		212.329.1420
	sheila.taylor@yrcw.com		Tsdawson@lakpr.com